Exhibit No. 10.11
January 12, 2015
Kaupulehu 2007 LLLP and
Barnwell Industries, Inc.
Attn: Terry Johnston
1100 Alakea Street, Suite 2900
Honolulu, HI 96813

RE:	Term Loan No. 22000-00039 Adjustable Rate Promissory Note dated March 28, 2011 for $12,500,000.00 and Loan Agreement dated March 28, 2011 and First Loan Modification Agreement Dated September 4, 2012

Secured By:	Kaupulehu Lots #34 and #36 (Kaupulehu Resorts), North Kona, HI TMK: (3) 7-2-031-026 & 028
Gentlemen:
American Savings Bank (“Bank”) has approved your request to amend the $12,500,000.00 term loan made by the Bank to Kaupulehu 2007 LLLP, a Hawaii limited liability limited partnership and Barnwell Industries, Inc., a Delaware corporation (the “Borrowers”) and Terry Johnston (the “Guarantor”) as follows:

•	Amend monthly principal and interest payments to monthly interest only payments starting February 1, 2015 through loan maturity of April 1, 2018.

–	Interest rate of 3.4100% will remain the same until the next interest rate change date of April 1, 2015. Interest rate will change annually on April 1st until loan maturity.

–	Unpaid principal balance as of January 9, 2015 is $3,653,618.35.

–
All references to “Note”, “Loan Agreement”, and “Loan Modification Agreement” contained in any of the Loan Documents shall hereafter mean the Note, the Loan Agreement and the Loan Modification Agreement, as modified by this Letter Agreement.

–	All other terms, conditions and provisions contained in the Loan Documents shall remain in full force and effect and unchanged.
The parties hereto agree that this agreement may be executed in counterparts and by facsimile signatures, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the original or same counterparts. For all purposes, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document.
If the foregoing terms and conditions are satisfactory to you, please so indicate by signing and returning this letter, and having the guarantor of the loan sign and return this letter, by January 20, 2015 via email and mail the original executed letter to us. Should you have any questions, or if I may be of any further assistance, please do not hesitate to contact me at (808) 538-2072.
Very truly yours,
/s/ Alvin Takahashi
Alvin Takahashi
Vice President

Acknowledged and Accepted:

KUPULEHU 2007 LLLP a Hawaii limited liability limited partnership

By BARNWELL MAKAI, INC. a Hawaii corporation Its General Partner

By /s/ Alexander C. Kinzler
ALEXANDER C. KINZLER Its President

By /s/ Russell M. Gifford
RUSSELL M. GIFFORD Its Vice President

BARNWELL INDUSTRIES, INC. a Delaware corporation

By /s/ Alexander C. Kinzler
ALEXANDER C. KINZLER Its President

By /s/ Russell M. Gifford
RUSSELL M. GIFFORD Its Vice President

“Borrower”
By signing below, the undersigned guarantor of the loan hereby: (a) consent to the foregoing terms and conditions; (b) agree that none of the foregoing shall affect or release the guarantor; and (c) specifically acknowledge and confirm that the guarantor’s guaranty dated March 28, 2011 shall apply to the loan documents, as modified by this letter and all prior modification instruments.
/s/ Terry Johnston
TERRY JOHNSTON
“Guarantor”

LOAN AGREEMENT
This Loan Agreement (the “Agreement”) is dated March 28, 2011 and is made by and among KAUPULEHU 2007 LLLP, a Hawaii limited liability limited partnership (“Kaupulehu”), and BARNWELL INDUSTRIES, INC., a Delaware corporation (“Barnwell”) (Kaupulehu and Barnwell are individually and collectively referred to as the “Borrower”) and AMERICAN SAVINGS BANK, F.S.B., a federal savings bank (“Lender”).
1.Loan Terms.
1.1.    Loan Amount and Purpose. Lender will make a loan to Borrower in the principal amount of TWELVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($12,500,000.00) (the “Loan”) to be used to refinance a mortgage loan with another lender. The Loan will be available in one disbursement at the closing of the Loan, unless otherwise provided in this Agreement.
The Loan will be evidenced by an Adjustable Rate Promissory Note of even date herewith (the “Note”) made by Borrower and payable to Lender in the original principal amount of the Loan and will be secured by, among other documents, the Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing, and Financing Statement of even date herewith made by Borrower in favor of Lender (the “Mortgage”) covering four (4) lots of real property located at Kaupulehu, Hawaii (bearing Tax Map Key Nos. (3) 7-2-031: 022, 026, 027 and 028), more particularly described in Exhibit “A” attached hereto and made a part hereof. The term “Property” shall mean such real property, together with all buildings, structures and other improvements now or hereafter located thereon (the “Improvements”), and the personal property described in the Mortgage and the other Loan Documents (as defined below) (the “Personalty”). Two (2) of the four lots comprising the Property are improved with a residential house (collectively, the “House Lots”), and the remaining two (2) lots remain finished for future construction of a house thereon (collectively, the “Finished Lots”).
1.2.    Interest Rate. The initial interest rate for the Loan shall be three and sixty-seven hundredths percent (3.67%) per annum. The interest rate will be adjusted every twelve (12) months during the term of the Loan as set forth in the Note. Interest shall be computed as provided in the Note. The interest rate may be increased, as set forth in the Note and in this Agreement, in the event Borrower fails to performs its obligations under the Loan Documents.
1.3.    Repayment of Loan. Monthly payments of principal and interest, based upon a 7-year amortization schedule, in the amount of $168,968.00 shall be due on the first day of each calendar month. The monthly payments will be changed with every adjustment in the interest rate and with the release of a House Lot or Finished Lot from the lien of the Mortgage. All unpaid principal and interest shall be due on April 1, 2018, unless sooner due as hereinafter provided.
1.3.1.    Prepayment. Borrower may prepay the Loan in full or in part at any time, subject to the conditions set forth in the Note.

1.3.2.    Late Charges. If any payment due under the Loan is not received by Lender within ten (10) calendar days of the date such payment is due, Borrower shall pay on demand a late charge in a sum equal to five percent (5%) of any amount overdue.
1.3.3.    Default Interest Rate. Upon the occurrence and during the continuation of any default under this Agreement, all amounts due under the Loan will, at the option of Lender, bear interest at the default rate of interest set forth in the Note.
1.4.    Security for Loan. The security for the Loan shall be the following:
a.    The Mortgage, which shall be a first mortgage covering the Property.
b.    A perfected security interest in all furniture, fixtures, equipment and other personal property owned by Borrower located on or used in connection with the day-to-day operation of the Property.
c.    A first lien perfected security interest in Kaupulehu’s deposit accounts at the Bank, accounts receivable, general intangibles, documents of title, tradenames and licenses, inventory, furniture, fixtures and equipment, now or hereafter acquired located within and outside the State of Hawaii.
1.5.    Documentation. At or prior to the closing of the Loan, Borrower must deliver the following documents and other items, executed and acknowledged as appropriate, all in form and substance satisfactory to Lender:
a.    the Loan Documents (which means this Agreement, the Note, the Mortgage, security agreement, financing statements, and any other documents evidencing, securing, guaranteeing or governing the Loan, as they may be extended, renewed or modified from time to time);
b.    an American Land Title Association (“ALTA”) title insurance policy insuring Lender that the Mortgage constitutes a valid and enforceable first lien on the Property subject and subordinate only to such liens or other matters as Lender has approved in writing, and with such endorsements as Lender may reasonably require;
c.    a financing statement and personal property lien report, advising Lender that a search of the public records discloses no security agreements, chattel mortgages, financing statements, title retention agreements, notices or certificates of tax liens or other instruments or documents filed or recorded against Borrower, except those which may have been approved by Lender in writing;
d.    a satisfactory appraisal of the Property done by an appraiser approved by Lender in accordance with the Uniform Standards of Professional Appraisal Practices and federal applications applicable to Lender, reflecting a market value for the Property in an amount acceptable to Lender, demonstrating that the loan when fully funded does not exceed the aggregate of eighty percent (80%) of the appraised as-is market value of the House Lots and sixty-five percent (65%) of the appraised as-is market value of the Finished Lots;
e.    if requested, a survey of the Property and the improvements thereon certified to Lender in accordance with the standards of the ALTA and the American Congress on Surveying & Mapping;
f.    evidence of the casualty and other insurance coverage as required under the Mortgage, this Agreement or otherwise by Lender in writing;
g.    if Borrower is not a natural person, copies of Borrower’s or Kaupulehu’s general partner’s (i.e., Barnwell Makai, Inc. (the “General Partner”)) organizational documents and evidence of Borrower’s due formation and good standing (certificate of good standing), as well as due authorization and execution of the Loan Documents;
h.    if Borrower is acquiring legal title to the Property, a complete and correct copy of the document conveying title to the Property to Borrower;
i.    full payment of all fees, advances and costs, including but not limited to any loan or commitment fees, recording and filing fees, and escrow and title fees;
j.    an Environmental Questionnaire and Disclosure Statement prepared and certified by Borrower, or, if Lender requires, an environmental survey of the Property prepared by an environmental consultant satisfactory to Lender;
k.    a written opinion or opinions of legal counsel for Borrower and the Guarantor (as defined below), addressed to Lender, covering to Lender’s satisfaction (1) the due authorization, execution, delivery, binding effect and enforceability of the Loan Documents, (2) no undisclosed litigation, (3) no consents or approvals required, (4) no conflicts with or violations of any agreements or laws, and (5) such other matters as Lender may require;
l.    a tax clearance certificate or certificates issued by the Department of Taxation of the State of Hawaii, certifying that all taxes due from Kaupulehu to the State of Hawaii have been paid; and
m.    such other documents, property information and other assurances as Lender may require.
1.6.    Guarantors. Repayment of the Loan shall be guaranteed on a limited basis (as more particularly described in that certain guaranty dated the date hereof (the “Guaranty”) by the following person and/or entity (the “Guarantor”): TERRY JOHNSTON, an individual.
2.    Covenants of the Borrower.
Borrower promises to keep each of the following covenants:

2.1.    Payment of Loan. Borrower will pay when due all sums which may be due under the Loan Documents.
2.2.    Existence. If Borrower is not a natural person, Borrower shall preserve and maintain Borrower’s legal existence and timely file all necessary and appropriate documents and exhibits and pay all appropriate fees and charges therewith.
2.3.    Compliance with Law and Title Encumbrances. Borrower shall comply with all existing and future laws, ordinances, rules, regulations, orders, building restrictions and requirements of, and all permits and approvals from, and agreements with and commitments to, all governmental, judicial or legal authorities having jurisdiction over Borrower, the Property or Borrower’s business conducted thereon or therefrom, and with all restrictive covenants and other title encumbrances encumbering the Property, including without limitation the Environmental Laws (described below and in the Mortgage), the Americans with Disabilities Act, the Federal Fair Housing Act, as amended, Terrorism Laws (meaning Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31, Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31, Part 596 of the U.S. Code of Federal Regulations), and the Foreign Terrorist Organizations Sanctions Regulations (Title 31, Part 597 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any governmental agency or body (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other States or localities), and any laws, ordinances, rules, regulations or governmental orders the violation of which subjects or may subject the Property or any portion thereof or interest therein to forfeiture or seizure or Borrower or Lender to any civil or criminal fines or penalties (all collectively, the “Requirements”).
2.4.    Accounting Records. Borrower shall maintain accurate and proper accounting records and books, and provide Lender with access to such books and accounting records at Lender’s request during normal business hours.
2.5.    Taxes and Other Liabilities. Borrower shall pay and discharge when due all of Borrower’s indebtedness, obligations, assessments and taxes, except such as Borrower may in good faith contest or as to which a bona fide dispute may exist, provided that, if requested, Borrower shall provide evidence satisfactory to Lender regarding Borrower’s ability to pay the disputed items in the event they are determined to be justly due.
2.6.    Inspection. Borrower grants Lender, its agents and representatives the right to enter and visit the Property at any reasonable time for the purposes of observing, performing appraisals, inspecting the Property, taking soil or groundwater samples, and conducting tests, among other things, to investigate for the presence of Hazardous Substances, as defined in Article 3 below. Borrower must also allow Lender to examine, copy and audit its books and records. Lender is under no duty to visit or observe the Property, or to examine any books or records. Any site visit, observation or examination by Lender is solely for the purpose of protecting Lender’s security and preserving Lender’s rights under the Loan Documents. Neither Borrower nor any other party is entitled to rely on any site visit, observation or testing by Lender, its agents or representatives. Lender owes no duty of care to protect Borrower or any other party against, or to inform Borrower or any other party of, any adverse condition affecting the Property, including any defects in the design or construction of any improvements on the Property or the presence of any Hazardous Substances on the Property. Lender is not obligated to disclose to Borrower or any other party any report or findings made as a result of, or in connection with, any site visit, observation or testing by Lender. Prior to entering the Property, Lender must give Borrower reasonable notice of its intent to enter. Lender must exercise reasonable efforts to avoid interfering with Borrower’s use of the Property in connection with the activities permitted under this Section.
2.7.    Insurance. Borrower shall maintain insurance under an Insurance Service Office (“ISO”) Commercial Property Special Cause of Loss Form, or its equivalent, and shall include coverage for the perils of windstorm and hurricane, and such other perils as may be required by Lender from time to time. Such insurance shall cover:
1.    All buildings now or hereafter erected on the premises and shall include debris removal without limitation.
2.    All leasehold improvements (whether installed or required at the landlord’s or tenant’s expense).
3.    All business personal property owned and/or used in Borrower’s business, including leasehold improvements (whether installed or required at the landlord’s or tenant’s expense).
The policy or policies shall include full replacement cost coverage, an agreed value endorsement, and building ordinance coverage (including coverage for contingent liability from operation of building laws, demolition and increased cost of construction).
If the premises are located within an area designated as a special flood hazard area by the Federal Emergency Management Agency (or any successor or other applicable agency or department), Borrower shall also maintain flood damage insurance in such form and amounts as may be required or provided by the National Flood Insurance Program.
Borrower shall also maintain an ISO Commercial General Liability Policy with respect to the Property, on an occurrence basis, naming Lender as an additional insured, with minimum limits of not less than ONE MILLION AND NO/100 DOLLARS (US $1,000,000.00) for any occurrence and TWO MILLION AND NO/100 DOLLARS (US $2,000,000.00) in the general aggregate, or such other amount as required by Lender from time to time, with coverage for bodily injury and property damage, products and completed operations, and personal and advertising injury.

Any insurance required by this Loan Agreement shall be written by a company or companies lawfully authorized to do business in the State of Hawaii. All insurance policies and renewals thereof shall be in form acceptable to Lender and shall be specifically endorsed to name Lender as an additional insured, provide not less than thirty (30) days written notice to Lender of cancellation of the policy or policies, and contain a standard mortgagee clause and a standard lender’s loss payable clause. If Borrower shall procure any other insurance covering the improvements on the premises, any such policy or policies shall likewise be specifically endorsed to name Lender as an additional insured, provide not less than thirty (30) days written notice to Lender of cancellation of the policy or policies, and contain a standard mortgagee clause and a standard lender’s loss payable clause, and will be claimable by Lender for application in accordance with this paragraph, and, whether or not so made payable, may be recovered by Lender by any appropriate proceeding and be similarly applied.
Borrower, at least annually, will provide Lender with satisfactory written proof that Borrower is maintaining all required insurance. All premiums on insurance policies shall be paid by Borrower, when due, directly to the insurance carrier, unless otherwise directed by Lender. Lender shall have the right to hold the policies and renewals thereof. If Borrower fails to carry any required insurance, or fails to provide Lender with satisfactory written proof that all required insurance is being maintained, then Lender, at its option but without being obligated to do so, may procure such insurance from year to year and pay the premiums therefor, and Borrower will reimburse Lender on demand for premiums so paid, with interest thereon from the date Lender pays such premiums at the default interest rate set forth in the Note, and all such sums shall be secured by this Mortgage.
In the event of loss, Borrower shall give notice promptly to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower.
If the Property is damaged or destroyed, then the proceeds of the insurance insuring against such damage or destruction will be applied, at Lender’s option, to repair, restore or rebuild the Property according to the original plans and elevations therefor, or according to such modified plans conforming to laws and ordinances then in effect as shall be approved by Borrower and Lender in writing, or to reduce the amount Borrower owes to Lender under the Note and under the Mortgage. Any such proceeds not used to repair, restore or rebuild the Property shall be applied to the sums secured by the Mortgage. If the insurance proceeds are to be applied to the sums secured by the Mortgage, then the excess proceeds, if any, shall be paid to Borrower. If the Property is abandoned by Borrower, or if Borrower fails to respond to Lender within thirty (30) days from the date notice is mailed by Lender to Borrower that the insurance carrier offers to settle a claim for insurance benefits, Lender is authorized to collect and apply the insurance proceeds to restoration or repair of the Property.
Unless Lender and Borrower otherwise agree in writing, any such application of proceeds to principal shall not excuse or postpone the due date of any installment called for under the Note or change the amount of any such installments. If Lender acquires the Property pursuant to the provisions of the Mortgage, all right, title and interest of Borrower in and to any insurance policies and in and to the proceeds thereof resulting from damage to the Property prior to the sale or acquisition shall pass to Lender to the extent of the sums secured by the Mortgage immediately prior to such sale or acquisition.
2.8.    Preservation of Rights. Borrower shall obtain, preserve and maintain in good standing, as applicable, all licenses and governmental approvals, rights, privileges and franchises necessary or desirable for the operation of the Property and the conduct of Borrower’s business thereon and therefrom.
2.9.    Maintenance and Repair. Borrower shall (i) maintain the Property, including the parking and landscaping portions thereof, in good condition and repair, (ii) promptly make, or cause tenants to make all necessary structural and non-structural repairs to the Property, and (iii) not demolish, alter, remove or add to any Improvements, excepting the installation or construction of tenant improvements in connection with any leases approved in accordance with this Agreement. Borrower shall pay when due all claims for labor performed and materials furnished therefor in connection with any improvements or construction activities.
2.10.    Payment of Expenses. Borrower must pay all costs and expenses incurred by Lender in connection with the making, disbursement and administration of the Loan, including any releases or partial releases of a House Lot or a Finished Lot from the lien of the Mortgage, as well as any revisions, extensions, renewals or “workouts” of the Loan, and in the exercise of any of Lender’s rights or remedies under this Agreement. Such costs and expenses include title insurance, recording and escrow charges, fees for appraisal, environmental services, legal fees and expenses of Lender’s counsel and any other reasonable fees and costs for services, regardless of whether such services are furnished by Lender’s employees or by independent contractors. Borrower acknowledges that the loan fee does not include amounts payable by Borrower under this section. All such sums incurred by Lender and not immediately reimbursed by Borrower are considered additional loans to Borrower secured by the Mortgage and bearing interest at the default rate provided in the Note.
2.11.    Affirmative Covenants. For as long as the Loan is outstanding, Borrower will, unless otherwise permitted by Lender in writing, do the following:
a.    Barnwell shall provide Lender, within one hundred twenty (120) days of the close of Borrower’s fiscal year, with annual 10-K and annual financial statements, audited by a firm of independent certified public accountants (“CPA”), together with an unqualified CPA opinion to the same.
b.    Barnwell shall provide Lender, within sixty (60) days after the end of each quarter of each fiscal year (except for the fiscal year end quarter), a quarterly 10-Q, signed by Borrower.
c.    Kaupulehu shall provide copies of its annual federal income tax returns and any extensions thereof, together with all supporting schedules, within sixty (60) days of the applicable filing date.

d.    Guarantor shall provide copies of its annual personal financial statement in form and content acceptable to Lender, and its annual federal income tax returns and any extensions thereof, together with all supporting schedules, within sixty (60) days of the applicable filing date.
e.    Promptly from time to time on request, Borrower shall provide or shall cause Guarantor to provide Lender with any other financial or other information concerning its business, conditions and affairs as Lender may reasonably request.
f.    Borrower shall conduct and carry on its business in substantially the same field of activity as has been originally planned and as documented in the application for the Loan.
g.    Borrower will cause any loans to Kaupulehu from a partner of Kaupulehu or made between Kaupulehu and Barnwell to be subordinated to the Loan.
h.    Maintain Barnwell’s financial condition at all times satisfactory to Lender, and maintain a Debt Service Coverage Ratio for the Loan of not less than 1.20 to one.
“Debt Service Coverage Ratio” means Adjusted EBITDA of Barnwell for the twelve (12) months preceding the date of calculation divided by Total Debt Obligations for the same period of time on a rolling four (4) quarters basis. “Adjusted EBIDTA” means earnings before interest, taxes and non-cash expenses, plus (a) cash contributions from minority shareholders, minus (b) 50% of non-financed oil and gas capital expenditures, (b) 100% of other unfinanced capital expenditures (except that for the fiscal year ending September 30, 2011, 50% of other unfinanced capital expenditures shall be used), (c) cash dividends and cash distributions, (d) retirement plan contributions, and (e) stock repurchases. “Total Debt Obligations” is the total amount of the required principal and interest payments payable to Lender and other parties that are unrelated to Barnwell over the twelve-month period preceding the date of calculation.
Borrower shall provide evidence of the maintenance of this Debt Service Coverage Ratio in form and content satisfactory to Lender annually and also at other times upon request by Lender.
i.    Maintain a loan to value ratio for the Loan in accordance with the following:
(1)    On the one hundred twentieth (120th) day after the closing of the loan, the then-outstanding principal amount of the loan shall not exceed the aggregate of seventy-five percent (75%) of the appraised as-is market value of the House Lots and sixty-five percent (65%) of the appraised as-is market value of the Finished Lots.
(2)    On the two hundred tenth (210th) day after the closing of the loan, the then-outstanding principal amount of the loan shall not exceed the aggregate of seventy percent (70%) of the appraised as-is market value of the House Lots and sixty-five percent (65%) of the appraised as-is market value of the Finished Lots.

If the loan to value ratio exceeds such ratio, Borrower shall immediately, upon demand, pay a sum sufficient to reduce the outstanding principal balance of the Loan so that the loan to value ratio shall be less than such ratio.
j.    Maintain a Total Liabilities to Consolidated Tangible Net Worth ratio not to exceed 1.85 to one. “Consolidated Tangible Net Worth” means that amount, determined on a consolidated basis in accordance with GAAP, that is equal to the Barnwell’s Total Assets less intangible assets, minus Total Liabilities, plus the principal amount of subordinated debt outstanding. “Total Assets” means all assets of the Barnwell, on a consolidated basis, that should, in accordance with GAAP, be classified as assets on the Barnwell’s financial statements. “Total Liabilities” means all liabilities of the Barnwell, on a consolidated basis, that should, in accordance with GAAP, be classified as liabilities on the Barnwell’s financial statements.
2.12.    Negative Covenants. As long as the Loan is outstanding, Borrower shall not, without Lender’s prior written consent, do any of the following:
a.    Enter into any merger or consolidation or assign, transfer, sell (including by way of agreement of sale), lease, or otherwise dispose of all or a substantial part of its assets, except in the ordinary course of its business as planned and as documented in the application for the Loan.
b.    Change the ownership of Kaupulehu.
c.    Declare cash dividends or bonuses to officers, directors, partners, members or owners of Kaupulehu, unless after tax profit was made in the preceding fiscal year and all of Kaupulehu’s debts are paid to current status.
d.    Create, incur or permit to exist any liabilities for Kaupulehu resulting from borrowing, loans or advances, secured or unsecured, except for the liabilities of Kaupulehu to Lender under this Agreement.
2.13.    Notices. Borrower must promptly notify Lender in writing of:
a.    Any litigation affecting Borrower, any co-maker, any guarantor, or the Property, and, if Borrower, any co-maker or any guarantor is other than a natural person or trust, any general partner or controlling shareholder or managing member of Borrower, such co-maker or such guarantor where the amount claimed is $50,000.00 or more; or
b.    Any notice that the Property or Borrower’s, any co-maker’s or any guarantor’s business fails in any respect to comply with any applicable law, regulation or court order; or
c.    Any material adverse change in the physical condition of the Property or Borrower’s, any co-maker’s or any guarantor’s financial condition or operations or other circumstance that adversely affects Borrower’s intended use of the Property or Borrower’s ability to repay the Loan.

2.14.    Indemnity. Borrower agrees to indemnify, defend with counsel acceptable to Lender, and hold Lender harmless from and against all liabilities, claims, actions, damages, costs and expenses (including all legal fees and expenses of Lender’s counsel) arising out of or resulting from the ownership, operation, use or sale of the Property, whether such claims are based on theories of derivative liability, comparative negligence or otherwise. Notwithstanding anything to the contrary in any other Loan Document, the provisions of this Section 2.14 shall survive the termination of this Agreement, repayment of the Loan and foreclosure of the Mortgage or similar proceedings.
2.15.    Performance of Acts. Upon request by Lender, Borrower must perform all acts which may be necessary or advisable to perfect any lien or security interest provided for in the Loan Documents or to carry out the intent of the Loan Documents.
2.16.    Notice of Change. Borrower must give Lender prior written notice of any change in:
a.    the location of its place of business or its chief executive office if it has more than one place of business; or
b.    Borrower’s name or business structure. Unless otherwise approved by Lender in writing, Borrower agrees that all Property that consists of personal property (other than the books and records) will be located at the Property and that all books and records will be located at Borrower’s place of business or chief executive office if Borrower has more than one place of business.
2.17.    Income from Property. Borrower must first apply all income derived from the Property, including all income from leases, to pay costs and expenses associated with the ownership, maintenance, operation and leasing of the Property, including all amounts then required to be paid under the Loan Documents, before using or applying such income for any other purpose. No such income is to be distributed or paid to any shareholder, partner, or member of Borrower, or, if Borrower is a trust, to any beneficiary, settlor or trustee, unless all such costs and expenses which are then due have been paid in full.
2.18.    Maintenance of Depository Relationship. Borrower shall, at all times while any portion of the Note remains unpaid, maintain a depository relationship with Lender, unless the same is contrary to state or federal law or regulations.
3.    Hazardous Substances.
Borrower shall comply with all of the terms, conditions and provisions of the Hazardous Materials Indemnity Agreement of even date herewith regarding the Property and the provisions of the Mortgage regarding Hazardous Substances (which shall mean any substance or material deemed or designated as hazardous or toxic waste, hazardous or toxic material, a hazardous, toxic or radioactive substance, or other similar term, by any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any governmental authority pertaining to health or the environment in effect in any and all jurisdictions in which Borrower is or at any time may be doing business or where Property is located, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Pesticide Act, Chapters 128D, 342B-342L, 342N and 342P, Hawaii Revised Statutes, all as amended and including all regulations, permits, and orders as issued thereunder (collectively, the “Environmental Laws”). The provisions of this Section 3 shall survive termination of this Agreement, repayment of the Loan, and foreclosure of the Mortgage or similar proceedings.
4.    Representations and Warranties.
Borrower promises that each representation and warranty set forth below is true, accurate and correct.
4.1.    Formation; Authority. If Borrower is anything other than a natural person (but not a trustee), it has complied with all laws and regulations concerning its organization, existence and the transaction of its business, and is in good standing in each state in which it conducts its business. Borrower is authorized to execute, deliver and perform its obligations under each of the Loan Documents.
4.2.    Compliance With Law. The Property and the actual use thereof by Borrower complies in all material respects with all Requirements. Borrower has received no notices of violations of any Requirements. There are no claims, actions, proceedings or investigations pending or threatened against Borrower or affecting the Property except for those previously disclosed by Borrower to Lender in writing.
4.3.    No Violation. The execution and delivery of this Agreement and the other Loan Documents and the performance by Borrower of its obligations hereunder and thereunder will not result in a default under any other material agreement to which Borrower is a party, or violate any Requirements.
4.4.    Litigation. There is, to the knowledge of Borrower, no action, suit, proceeding or investigation pending at law or in equity or before any federal, state, territorial, municipal or other governmental department, commission, board, bureau, agency or instrumentality or threatened against or affecting Borrower which might materially adversely affect Borrower’s ability to operate its business or to perform its obligations under the Loan Documents.
4.5.    Financial Information. All financial information which has been and will be delivered to Lender, including all information relating to the financial condition of Borrower, any of its partners, shareholders, members, or other principals, any co-maker, any guarantor, and the Property, does and will fairly and accurately represent the financial condition being reported on. As of the date hereof, there has been no material adverse change in any financial condition reported at any time to Lender.

4.6.    Borrower Not a “Foreian Person”. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time.
4.7.    Disclosure to Co-Makers, Guarantors and Third Parties. Before each, if applicable, co-maker, guarantor or third party executing the Mortgage or other instrument securing or guaranteeing the Loan, became obligated in connection with the Loan, Borrower made full disclosure to that person regarding Borrower’s financial condition and business operations and all other circumstances bearing upon Borrower’s ability to pay and perform its obligations under the Loan Documents.
4.8.    Ownership of Property. Kaupulehu owns directly, and not through any affiliated entity, all of the personal property and fixtures necessary for the operation and management of the Property for the uses presently being conducted thereon.
4.9.    Commercial Loan. Borrower acknowledges and agrees that the Loan is for a commercial purpose and is not a consumer transaction under the Truth-in-Lending Act, 15 U.S.C. § 1601, et seq., and Regulation Z promulgated thereunder.
5.    Default and Remedies.
5.1.    Events of Default. Borrower will be in default under this Agreement upon the occurrence of any one or more of the following events (“Event of Default”):
a.    Borrower fails to make any payment due under the Note or Borrower fails to make any payment demanded by Lender under any other Loan Document; or
b.    Borrower fails to timely observe, perform and comply with any covenant contained in this Agreement other than those referred to in clause (a), and does not cure that failure within thirty (30) calendar days after written notice from Lender; or
c.    A default is declared or occurs under any of the other Loan Documents (and, if a cure period is provided with respect to said default, said default is not fully cured within the period provided in said Loan Document for cure of said default); or
d.    There shall be a sale, transfer, hypothecation, encumbrance, assignment or conveyance of the Property, or any portion thereof or interest therein, by Kaupulehu without the prior written consent of Lender, except as permitted under the Mortgage and subject to payment of the release price and other conditions set forth in the Mortgage; or
e.    Borrower or any guarantor, or its managing general partner, if Borrower is a partnership, or its majority shareholder if Borrower is a corporation, or its manager or managing member if Borrower is a limited liability company, becomes insolvent or the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships; or

f.    Borrower or any guarantor dissolves, terminates, or liquidates, or any of these events happens to Borrower’s managing general partner if it is a partnership or to its majority shareholder if it is a corporation, or its manager or managing member if Borrower is a limited liability company, or if Borrower is a trust, the trust is revoked or materially modified or there is a change or substitution of the trustee; or
g.    Borrower or any guarantor dies or becomes permanently disabled, or any of these events happens to Borrower’s managing general partner, if it is a partnership, or managing member, if it is a limited liability company, its chief executive officer, if it is a corporation, or its trustee, if it is a trust; or
h.    Any representation or warranty made or given by Borrower in this Agreement or any other Loan Document proves to be false or misleading in any material respect; or
i.    Any guarantor revokes its guaranty or any guaranty becomes ineffective for any reason; or
j.    Lender fails to have an enforceable first lien on or security interest in any property given as security for the Loan (except for prior liens approved by Lender in writing); or
k.    A judgment in an amount greater than $50,000.00 in excess of any insurance coverage is entered against Borrower or any co-maker, or any government authority takes action that materially adversely affects Borrower’s intended use of the Property or Borrower’s or any co-maker’s ability to repay the Loan; or
l.    Borrower, any co-maker or any person affiliated with Borrower or any co-maker fails to meet the conditions of, or fails to perform any obligation under, any other agreement Borrower or any co-maker has with Lender or any affiliate of Lender. For the purposes of this section, “affiliated with” means in control of, controlled by or under common control with; or
m.    Borrower, any co-maker or any person affiliated with Borrower or any co-maker defaults in connection with any credit such person has with any lender, if the default consists of the failure to make a payment when due or gives the other lender the right to accelerate the obligation. For the purposes of this section, “affiliated with” means in control of, controlled by or under common control with; or
n.    There is a material adverse change in Borrower’s or any co-maker’s or any guarantor’s financial condition, or an event occurs or condition changes that materially impairs Borrower’s intended use of the Property or Borrower’s or any co-maker’s ability to repay the Loan.
5.2.    Remedies. If an Event of Default occurs under this Agreement, Lender may exercise any right or remedy which it has under any of the Loan Documents, or which is otherwise available at law or in equity or by statute, and all of Lender’s rights and remedies shall be cumulative. All of Borrower’s obligations under the Loan Documents shall become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all at Lender’s option, exercisable in its sole discretion.
Notwithstanding any provision in any of the Loan Documents to the contrary and in addition to the foregoing, in the event Borrower or any co-maker or guarantor shall violate any covenant contained in Section 2.11(a) through (e) of this Agreement, then Lender, at its sole option and upon written notice to Borrower, may increase the interest rate under the Note by one percent (1.0%) from the interest rate then in effect, and adjust the monthly payments due under the Note accordingly. If such violation is cured, then the interest rate shall be reduced to the interest rate then in effect under the provisions of the Note and the monthly payments due under the Note shall be readjusted accordingly.
Notwithstanding any provision in any of the Loan Documents to the contrary and in addition to the foregoing, in the event Borrower or any co-maker or guarantor shall violate any covenant contained in Section 2.11(f) through 2.11(j) of this Agreement, then the interest rate under the Note shall be increased, at Lender’s sole option and upon written notice to Borrower or any co-maker or guarantor, by one percent (1.0%) from the interest rate then in effect and the monthly payments due under the Note shall be adjusted accordingly. If such violation is not cured within 45 days after the increase in the interest rate, then the interest rate will be increased effective at the end of such 45 day period, at Lender’s sole option and upon written notice to Borrower or any co-maker or guarantor, by an additional one percent (1.0%) and the monthly payments due under the Note shall be adjusted accordingly. If such violation is cured, then the interest rate shall be reduced to the interest rate then in effect under the provisions of the Note and the monthly payments due under the Note shall be readjusted accordingly.
Initials: /s/RMG /s/ACK
5.3.    Lender’s Right of Setoff. Unless specifically addressed in the Loan Documents, at any time Lender may set off obligations owed by Lender to Borrower (such as balances in checking and savings accounts) against the amounts due under the Loan, whether or not an Event of Default shall have occurred or shall have been declared, and without first resorting to other collateral securing payment of the Loan.
5.4.    Provisional Remedies, Self-Help and Foreclosure. No provision of this Article 5 limits the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At Lender’s option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.
6.    Miscellaneous Provisions.

6.1.    No Waiver; Consents. No alleged waiver by Lender is effective unless in writing, and no waiver may be construed as a continuing waiver. No waiver is implied from any delay or failure by Lender to take action on account of any default of Borrower. Consent by Lender to any act or omission by Borrower may not be construed as a consent to any other or subsequent act or omission.
6.2.    No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns. No trust fund is created by this Agreement and no other persons or entities have any right of action under this Agreement or any right to the Loan funds.
6.3.    Notices. All notices, demands, requests, correspondence or documents which are required or permitted to be given or served hereunder shall be in writing addressed to the appropriate party and personally delivered or sent by first class United States mail, postage prepaid, addressed to Borrower or Lender at the following addresses:

To Borrower:	Kaupulehu 2007, LLLP
Barnwell Industries, Inc.
1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813

To Lender:	American Savings Bank, F.S.B.
Commercial Real Estate Loans
P.O. Box 2300
Honolulu, Hawaii 96804-2300

Any party may designate a different address by giving notice thereof in accordance with this paragraph. Delivery of any or demand shall be deemed completed on the date of delivery or two (2) business days after the date of mailing, as applicable.
6.4.    Attorneys’ Fees. If any lawsuit, reference or arbitration is commenced which arises out of, or which relates to this Agreement, the Loan Documents or the Loan, including any alleged tort action, regardless of which party commences the action, the prevailing party is entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys’ fees in the action or proceeding, in addition to costs and expenses otherwise allowed by law. Any such attorneys’ fees incurred by either party in enforcing a judgment in its favor under this Agreement are recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligations are intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. In all other situations, including any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships, Borrower agrees to pay all of Lender’s costs and expenses, including attorneys’ fees, which may be incurred in any effort to collect or enforce the Loan or any part of it or any term of any Loan Document. Attorneys’ fees include the allocated costs for services of in-house counsel.
6.5.    Loan Not Assumable. It is expressly understood by Borrower that the Loan is personal to Borrower and may not be assumed by any other person or entity.
6.6.    Assignment of Loan. Lender may assign its rights and delegate its obligations under this Agreement or any of the other Loan Documents and further may assign, or sell participations in, all or any part of the Loan, the Loan Documents, or any other interest herein or in the Note to any person or entity, all without notice to or the consent of Borrower or any co-makers or guarantors. To the extent of any such assignment, Lender shall be relieved of its obligations with respect to the Loan and the assignee shall have the same rights, benefits and obligations as it would if it were Lender hereunder and a holder of the Note. Without the consent of or notice to Borrower, Lender may furnish any information (including, without limitation, financial information) concerning the Loan, the Property, or Borrower, any co-makers or guarantors, and any of their assets to third parties from time to time for legitimate business purposes.
6.7.    Successors and Assigns. The terms of this Agreement shall bind and benefit the heirs, personal representatives, successors, successors in trust and assigns of the parties; provided, however, that Borrower may not assign this Agreement without the prior written consent of Lender, which consent may be withheld by Lender in its sole discretion for any reason or no reason.
6.8.    Interpretation. The language of this Agreement must be construed as a whole according to its fair meaning, and not strictly for or against any party. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”
6.9.    Miscellaneous. This Agreement may not be modified or amended except by a written agreement signed by the parties. The invalidity or unenforceability of any one or more provisions of this Agreement in no way affects any other provision. If Borrower consists of more than one person or entity, each is jointly and severally liable to Lender for the faithful performance of this Agreement and the other Loan Documents. Time is of the essence in the performance of this Agreement and the other Loan Documents. This Agreement is governed by and construed in accordance with the laws of and decisions of the State of Hawaii and the United States of America and the rules and regulations promulgated thereunder, including without limitation the federal laws, rules and regulations for federal savings and loan associations and federal savings banks. This Agreement may be executed in one or more counterparts, each of which is, for all purposes deemed an original and all such counterparts taken together, constitute one and the same instrument.
6.10.    Integration and Relation to Loan Commitment. The Loan Documents fully state all of the terms and conditions of the parties’ agreement regarding the matters mentioned in or incidental to this Agreement. The Loan Documents supersede all oral negotiations and prior writings concerning the subject matter of the Loan Documents.

6.11.    Actions. Lender has the right, but not the obligation, to commence, appear in, and defend any action or proceeding which might affect its security or its rights, duties or liabilities relating to the Loan, the Property, or any of the Loan Documents. Borrower must pay promptly on demand all of Lender’s reasonable out-of-pocket costs, expenses, and legal fees and expenses of Lender’s counsel incurred in those actions or proceedings.
6.12.    Relationships with Other Lender Customers. From time to time, Lender may have business relationships with Borrower’s customers, suppliers, contractors, tenants, partners, shareholders, officers or directors, with businesses offering products or services similar to those of Borrower, or with persons seeking to invest in, borrow from or lend to Borrower. Borrower agrees that in no event is Lender obligated to disclose to Borrower any information concerning any other Lender customer. Borrower further agrees that Lender may extend credit to those parties and may take any action it may deem necessary to collect any such credit, regardless of any effect the extension or collection of such credit may have on Borrower’s financial condition or operations.
6.13.    Loan Commission. Lender is not obligated to pay any brokerage commission or fee in connection with or arising out of the Loan. Borrower must pay any and all brokerage commissions or fees arising out of or in connection with the Loan and Borrower agrees to indemnify, defend and hold harmless Lender against any claim for any such fees or commissions.
6.14.    Standard of Conduct. Nothing contained in this Agreement, the Note, the Mortgage or any other Loan Document shall limit the right of Lender to exercise its business judgment or to act, in the context of the granting or withholding of any consent required under the terms of this Agreement or any other Loan Document, or otherwise, in a subjective manner, whether or not “objectively” reasonable under the circumstances, as long as Lender’s exercise of its business judgment or action, as the case may be, is made or undertaken in good faith. Borrower and Lender intend by the foregoing to set forth and affirm their entire understanding with respect to the standard pursuant to which Lender’s duties and obligations are to be judged and the parameters within which Lender’s discretion may be exercised hereunder and under the other Loan Documents. As used herein, the term “good faith” means honesty in fact in the conduct and transaction concerned.
6.15.    Counterparts. This document may be executed in counterparts. Each counterpart shall be executed by one or more of the parties to this document and the several counterparts shall constitute one document to the same effect as though the signature of all the parties were upon the same document.
6.16.    Jury Waiver. Lender and Borrower hereby waive trial by jury in any action, proceeding, claim, or counterclaim, whether in contract or tort, at law or in equity, arising out of or in any way related to this Agreement or any of the Loan Documents.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower and Lender have executed these presents the day and year first above written.

KAUPULEHU 2007 LLLP, a Hawaii limited liability limited partnership

By	BARNWELL MAKAI, INC.,
a Hawaii corporation
Its General Partner

By:	/s/ Alexander C. Kinzler
ALEXANDER C. KINZLER
Its President

By:	/s/ Russell M. Gifford
RUSSELL M. GIFFORD
Its Vice President

BARNWELL INDUSTRIES, INC., a Delaware Corporation

By:	/s/ Alexander C. Kinzler
ALEXANDER C. KINZLER
Its President

By:	/s/ Russell M. Gifford
RUSSELL M. GIFFORD
Its Vice President

“Borrower”

AMERICAN SAVINGS BANK, F.S.B.

By:	/s/ Alvin Takahashi
ALVIN TAKAHASHI
Its Vice President

By:	/s/ Peter Yeo
PETER YEO
Its Vice President

“Lender”

STATE OF HAWAII	)
	)	SS.
CITY AND COUNTY OF HONOLULU	)

On this the 28th day of March, 2011, before me personally appeared ALEXANDER C. KINZLER ❑personally known to me -OR- ☑proved to me on the basis of satisfactory evidence who, being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable in the capacities shown, having been duly authorized to execute such instrument in such capacities.

/s/ Heather K.H. Agunoy
Heather K.H. Agunoy
Notary Public, State of Hawaii
My commission expires: October 15, 2014

(Official Stamp or Seal)

Doc. Date: undated at time of notarization # Pages: 23
Notary Name: Heather K.H. Agunoy First Circuit
Doc. Description: Loan agreement
/s/ Heather K.H. Agunoy 3/28/11	(Official Stamp or Seal)
Notary Signature Date

NOTARY CERTIFICATION (at time of notarization)

STATE OF HAWAII	)
	)	SS.
CITY AND COUNTY OF HONOLULU	)

On this the 28th day of March, 2011, before me personally appeared RUSSELL M. GIFFORD ❑personally known to me -OR- ☑proved to me on the basis of satisfactory evidence who, being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable in the capacities shown, having been duly authorized to execute such instrument in such capacities.

/s/ Heather K.H. Agunoy
Heather K.H. Agunoy
Notary Public, State of Hawaii
My commission expires: October 15, 2014

(Official Stamp or Seal)

Doc. Date: undated at time of notarization # Pages: 23
Notary Name: Heather K.H. Agunoy First Circuit
Doc. Description: Loan agreement
/s/ Heather K.H. Agunoy 3/28/11	(Official Stamp or Seal)
Notary Signature Date

NOTARY CERTIFICATION (at time of notarization)

STATE OF HAWAII	)
	)	SS.
CITY AND COUNTY OF HONOLULU	)

On this the 28th day of March, 2011, before me personally appeared ALVIN TAKAHASHI and PETER YEO ❑personally known to me -OR- ❑proved to me on the basis of satisfactory evidence who, being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as such person’s(s’) free act and deed as Vice President and Vice President of AMERICAN SAVINGS BANK, F.S.B., on behalf of the corporation having been duly authorized to execute such instrument in such capacity. Witness my hand and official seal.

/s/ Heather K.H. Agunoy
Heather K.H. Agunoy
Notary Public, State of Hawaii
My commission expires: October 15, 2014

(Official Stamp or Seal)

Doc. Date: undated at time of notarization # Pages: 23
Notary Name: Heather K.H. Agunoy First Circuit
Doc. Description: Loan agreement
/s/ Heather K.H. Agunoy 3/28/11	(Official Stamp or Seal)
Notary Signature Date

NOTARY CERTIFICATION (at time of notarization)

EXHIBIT “A”
-PARCEL FIRST:- (TMK No. (3) 7-2-031-022)
All of that certain parcel of land situate at Kaupulehu, District of North Kona, Island and County of Hawaii, State of Hawaii, being LOT 30 of the “KAUPULEHU LOT 4-A, INCREMENT 1, PHASE 1 SUBDIVISION”, as shown on File Plan Number 2393, filed in the Bureau of Conveyances of the State of Hawaii, and containing an area of 1.271 acres, more or less.
Together with a non-exclusive easement for access purposes over Roadway Easements, as set forth and provided in Kaupulehu Lot 4-A Declaration of Access Easement, dated December 23, 2005, recorded in said Bureau as Document No. 2005-262404; subject to the terms and provisions contained therein.
Said Declaration was amended and/or supplemented by the following instruments:
1. Document No. 2007-170881.
    2. Document No. 2009-131370.
Together with non-exclusive easements for access and utility purposes as set forth in the following: (a) Grant of Non-Exclusive Access and Utility Easements, dated May 25, 2009, recorded in said Bureau as Document No. 2009-149017; (b) Grant of Non-Exclusive Access and Utility Easements (Hualalai Resort/Easement A), dated May 25, 2009, recorded in said Bureau as Document No. 2009-149023; and (c) Grant of Non-Exclusive Roadway and Utility Easements (Kukio Frontage Road), dated May 25, 2009, recorded in said Bureau as Document No. 2009-149029; all subject to the terms and conditions contained therein.
BEING THE PREMISES ACQUIRED BY KAUPULEHU LOT 4-A, INCREMENT I, PHASE I, WARRANTY DEED WITH COVENANTS from WB KD ACQUISITION, LLC, a Delaware limited liability company, as Grantor, to KAUPULEHU 2007 LLLP, a Hawaii limited liability limited partnership, as Grantee, effective January 23, 2008, recorded in said Bureau as Document No. 2008-014897.
-PARCEL SECOND:- (TMK No. (3) 7-2-031-026)
All of that certain parcel of land situate at Kaupulehu, District of North Kona, Island and County of Hawaii, State of Hawaii, being LOT 34 of the “KAUPULEHU LOT 4-A, INCREMENT 1, PHASE 1 SUBDIVISION”, as shown on File Plan Number 2393, filed in the Bureau of Conveyances of the State of Hawaii, and containing an area of 1.074 acres, more or less.
Together with a non-exclusive easement for access purposes over Roadway Easements, as set forth and provided in Kaupulehu Lot 4-A Declaration of Access Easement, dated

1

December 23, 2005, recorded in said Bureau as Document No. 2005-262404; subject to the terms and provisions contained therein.
Said Declaration was amended and/or supplemented by the following instruments:
1. Document No. 2007-170881.
    2. Document No. 2009-131370.
Together with non-exclusive easements for access and utility purposes as set forth in the following: (a) Grant of Non-Exclusive Access and Utility Easements, dated May 25, 2009, recorded in said Bureau as Document No. 2009-149017; (b) Grant of Non-Exclusive Access and Utility Easements (Hualalai Resort/Easement A), dated May 25, 2009, recorded in said Bureau as Document No. 2009-149023; and (c) Grant of Non-Exclusive Roadway and Utility Easements (Kukio Frontage Road), dated May 25, 2009, recorded in said Bureau as Document No. 2009-149029; all subject to the terms and conditions contained therein.
BEING THE PREMISES ACQUIRED BY KAUPULEHU LOT 4-A, INCREMENT I, PHASE I WARRANTY DEED WITH COVENANTS from WB KD ACQUISITION, LLC, a Delaware limited liability company, as Grantor, to KAUPULEHU 2007 LLLP, a Hawaii limited liability limited partnership, as Grantee, effective September 26, 2007, recorded in said Bureau as Document No. 2007-172486.
-PARCEL THIRD:- (TMK No. (3) 7-2-031-027)
All of that certain parcel of land situate at Kaupulehu, District of North Kona, Island and County of Hawaii, State of Hawaii, being LOT 35 of the “KAUPULEHU LOT 4-A, INCREMENT 1, PHASE 1 SUBDIVISION”, as shown on File Plan Number 2393, filed in the Bureau of Conveyances of the State of Hawaii, and containing an area of 1.131 acres, more or less.
Together with a non-exclusive easement for access purposes over Roadway Easements, as set forth and provided in Kaupulehu Lot 4-A Declaration of Access Easement, dated December 23, 2005, recorded in said Bureau as Document No. 2005-262404; subject to the terms and provisions contained therein.
Said Declaration was amended and/or supplemented by the following instruments:
1. Document No. 2007-170881.
    2. Document No. 2009-131370.
Together with non-exclusive easements for access and utility purposes as set forth in the following: (a) Grant of Non-Exclusive Access and Utility Easements, dated May 25, 2009, recorded in said Bureau as Document No. 2009-149017; (b) Grant of Non-Exclusive Access and Utility Easements (Hualalai Resort/Easement A), dated May 25, 2009, recorded in said Bureau as Document No. 2009-149023; and (c) Grant of Non-Exclusive Roadway and Utility Easements

2

(Kukio Frontage Road), dated May 25, 2009, recorded in said Bureau as Document No. 2009-149029; all subject to the terms and conditions contained therein.
BEING THE PREMISES ACQUIRED BY KAUPULEHU LOT 4-A, INCREMENT I, PHASE I WARRANTY DEED WITH COVENANTS from WB KD ACQUISITION, LLC, a Delaware limited liability company, as Grantor, to KAUPULEHU 2007 LLLP, a Hawaii limited liability limited partnership, as Grantee, effective April 30, 2007, recorded in said Bureau as Document No. 2007-077139.
-PARCEL FOURTH:- (TMK No. (3) 7-2-031-028)
All of that certain parcel of land situate at Kaupulehu, District of North Kona, Island and County of Hawaii, State of Hawaii, being LOT 36 of the “KAUPULEHU LOT 4-A, INCREMENT 1, PHASE 1 SUBDIVISION”, as shown on File Plan Number 2393, filed in the Bureau of Conveyances of the State of Hawaii, and containing an area of 1.109 acres, more or less.
Together with a non-exclusive easement for access purposes over Roadway Easements, as set forth and provided in Kaupulehu Lot 4-A Declaration of Access Easement, dated December 23, 2005, recorded in said Bureau as Document No. 2005-262404; subject to the terms and provisions contained therein.
Said Declaration was amended and/or supplemented by the following instruments:
1. Document No. 2007-170881.
    2. Document No. 2009-131370.
Together with non-exclusive easements for access and utility purposes as set forth in the following: (a) Grant of Non-Exclusive Access and Utility Easements, dated May 25, 2009, recorded in said Bureau as Document No. 2009-149017; (b) Grant of Non-Exclusive Access and Utility Easements (Hualalai Resort/Easement A), dated May 25, 2009, recorded in said Bureau as Document No. 2009-149023; and (c) Grant of Non-Exclusive Roadway and Utility Easements (Kukio Frontage Road), dated May 25, 2009, recorded in said Bureau as Document No. 2009-149029; all subject to the terms and conditions contained therein.
BEING THE PREMISES ACQUIRED BY KAUPULEHU LOT 4-A, INCREMENT I, PHASE I WARRANTY DEED WITH COVENANTS from WB KD ACQUISITION, LLC, a Delaware limited liability company, as Grantor, to KAUPULEHU 2007 LLLP, a Hawaii limited liability limited partnership, as Grantee, effective April 30, 2007, recorded in said Bureau as Document No. 2007-077140.

3

FIRST LOAN MODIFICATION AGREEMENT
THIS FIRST LOAN MODIFICATION AGREEMENT (this “Agreement”) is effective as of September 4, 2012 (the “Effective Date”), between KAUPULEHU 2007 LLLP, a Hawaii limited liability limited partnership, and BARNWELL INDUSTRIES, INC., a Delaware corporation (individually and collectively, the “Borrower”), and AMERICAN SAVINGS BANK, F.S.B., a federal savings bank (the “Lender”).
RECITALS:
A. Lender made a term loan to Borrower in the original principal amount of $12,500,000.00 (the “Loan”) pursuant to the Loan Agreement and Adjustable Rate Promissory Note both dated March 28, 2011 (the “Loan Agreement” and “Note”, respectively).
B. The Loan is secured and perfected by, among other things, the following documents in favor of Lender (collectively, the “Collateral Documents”):
1.    That certain Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing, and Financing Statement dated March 28, 2011, recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 2011-051535.
2.    That certain unrecorded Security Agreement dated March 28, 2011, made by Borrower in favor of Lender.
3.    UCC Financing Statements recorded on March 30, 2011 in said Bureau as Document Nos. 2011-051536 and 2011-051537.
C. The payment and performance of the Loan is guaranteed on a limited basis by Terry Johnston, an individual (the “Guarantor”), pursuant to that certain Limited Guaranty dated March 28, 2011 (the “Guaranty”).
D. The Lender is the present holder of the Loan Agreement, Note and the Collateral Documents (collectively, the “Loan Documents”).
E. The Borrower has requested, and the Lender has agreed to modify and amend the terms of the Loan Documents in the manner hereinafter set forth.
AGREEMENT:
NOW, THEREFORE, in consideration of the Recitals set forth above, which are incorporated herein by reference, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower agree as follows:
1.    Monthly Payments; Amortization Schedule. Beginning with the payment due on October 1, 2012, the amount of Borrower’s monthly principal and interest payment shall be decreased to $58,280.00, such amount based on a 10-year amortization schedule (increased from the initial 7-year amortization schedule) which commenced on the closing date of the Loan.
2.    Balloon Payment. Borrower acknowledges and agrees that because the amortization period is now longer than the term of the Note, the monthly principal and interest payments are lower than the amount needed to pay the Loan in full by the Maturity Date. Accordingly, on the Maturity Date, Borrower may still owe some part of the principal balance due under the Note. A single payment, called a “balloon payment”, equal to the unpaid part of the principal, plus any interest and other charges then due, must be paid by Borrower on the Maturity Date. Lender will have no obligation to refinance the Loan at that time. Borrower will, therefore, be required to make payment out of other assets that Borrower may own, or Borrower will have to find a lender, which may be Lender or some other lender, willing to lend Borrower the money. If Borrower refinances the Loan at maturity, Borrower may have to pay some or all of the closing costs normally associated with a new loan, even if Borrower obtains refinancing from Lender.
3.    Other Agreements.
a.    Borrower agrees that, as of the Effective Date, the total unpaid principal balance under the Note is $5,163,572.27.
b.    Capitalized terms used, but not defined or otherwise specifically referenced in this Agreement shall have the meanings given to them in the Loan Agreement.
c.    Nothing in this Agreement shall be construed or deemed to affect or jeopardize the Loan Agreement or the Loan Documents, nor to affect or jeopardize the liens or obligations created thereunder.
d.    All references to “Note” and “Loan Agreement” contained in any of the Loan Documents shall hereafter mean the Note and the Loan Agreement, as modified by this Agreement.
e.    Except as specifically amended hereby, all other terms, conditions and provisions contained in the Loan Documents shall remain in full force and effect and unchanged.
f.    Borrower and Guarantor agree that there are no offsets or setoffs that may be asserted by the Borrower or Guarantor that may reduce any amounts outstanding under the Loan Documents arising prior to the date of this Agreement; that there are no defenses or counterclaims subsisting thereto; that all of the Loan Documents are valid and enforceable instruments which validly and properly secure the obligations of the Borrower under the Note; and that there is no act, event, or matter, or threatened act, event, or matter, which would prevent Lender or its successors and assigns, from effectively enforcing the Note, and from effectively enforcing or foreclosing on the various collateral securing the obligations of the Borrower under the Note and Loan Agreement. The Borrower and Guarantor further agree that, in consideration of Lender agreeing to modify and amend the Loan Agreement, Borrower and Guarantor hereby releases, acquits and discharges Lender from and against any and all claims, causes of action, demands, damages, liabilities and/or costs of any kind and nature whatsoever that Borrower and/

or Guarantor now have, have had at any time in the past, or may have at any time in the future (to the extent such future claims, causes of action, etc. arise out of events occurring on or before the execution of this Agreement), whether known or unknown as of the date hereof, pertaining to or in any way, directly or indirectly, related to the Loan, the Loan Agreement, the Note, any of the other Loan Documents, the Guaranty or this Agreement.
4.    Guarantor’s Consent. Guarantor hereby: (a) consents to the foregoing Agreement; (b) agrees that none of the foregoing shall affect or release the Guarantor from any of his obligations under the Guaranty; and (c) specifically acknowledges and confirms that the Guaranty shall apply to the Note, the Loan Agreement and the other Loan Documents as modified by this Agreement.
5.    Counterparts. The parties hereto agree that this Agreement may be executed in counterparts and by facsimile signatures, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the original or same counterparts. For all purposes, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

KAUPULEHU 2007 LLLP,		AMERICAN SAVINGS BANK, F.S.B.,
a Hawaii limited liability limited partnership		a federal savings bank

By	BARNWELL MAKAI, INC.,	By:	/s/ Alvin Takahashi
	a Hawaii corporation		Name: Alvin Takahashi
	Its General Partner		Title: Vice President

By:	/s/ Alexander C. Kinzler	By:	/s/ Dean Hirabayashi
	ALEXANDER C. KINZLER		Name: Dean Hirabayashi
	Its President		Title: Senior Vice President

Lender

By:	/s/ Russell M. Gifford
RUSSELL M. GIFFORD
Its Vice President

BARNWELL INDUSTRIES, INC.,

By:	/s/ Alexander C. Kinzler
ALEXANDER C. KINZLER
Its President

By:	/s/ Russell M. Gifford
RUSSELL M. GIFFORD
Its Vice President

Borrower

/s/ Terry Johnston
TERRY JOHNSTON

Guarantor